PERMA-FIX
                    ENVIRONMENTAL SERVICES, INC.


July 14, 1998

VIA FACSIMILE #011-43-316-8072-392

Mr. Herbert Strauss
RBB Bank Aktiengellschaft
Burgring 16
8010 Graz
Austria

Re: Satisfaction of Penalties

Dear Herbert:

Confirming our agreement and pursuant to the Series 10 Class J Convertible Preferred Stock transaction, PESI has issued certain warrants to RBB Bank. The Common Stock purchase warrant for 200,000 shares of Common Stock was principally for the purpose of and will satisfy any and all penalties which currently exist or will accrue for the next 120 days relative to the Series 4 Class
D Convertible Preferred Stock transaction, which was subsequently exchanged for Series 6 and then Series 8 Preferred Stock. It is understood and agreed that, if the registration statement relative to said Preferred Stock has not been filed and made effective by the 121st day from the date of this letter, such penalties as set forth in the Exchange Agreement dated February 28, 1998, shall again begin to accrue.

Please acknowledge your agreement with the above by signing in the space provided.

Thank you again for your continued support and interest in our Corporation.

Sincerely,

/s/ Lou Centofanti/pai

Dr. Louis F. Centofanti
President

cc:  Richard T. Kelecy
     Irwin H. Steinhorn

c164:pal

Acknowledgment:

/s/ Herbert Strauss
_________________________
Herbert Strauss

           1940 N.W. 67TH PLACE, SUITE A, GAINESVILLE, FL  32653
                TELE: (352) 373-4200 * FAX (352) 373-0040